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                                EXHIBIT 23.1

             Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Incentive Plan, Employee Stock Purchase Plan, International Employee Stock Purchase Plan, and EveryWare Replacement Option Plan of our report dated July 17, 1998 with respect to the consolidated financial statements and schedule of Pervasive Software Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended June 30, 1998.



                                       /s/ Ernst & Young LLP



November 19, 1998
Austin, Texas